Exhibit 99.1

Encore Reports Organization Changes
And Announces an 67% Increase in Diluted Earnings Per Share

Highlights:

  Collections increase 22%
  Revenue increases 58%
  Net Income increases 90%
  Earnings per fully diluted share increased 67%

San Diego – (Business Wire) – October 28, 2004 – Encore Capital Group, Inc. (Nasdaq: ECPG), a leading accounts receivable management firm, today reported consolidated financial results for the third quarter ended September 30, 2004.

For the third quarter of 2004:

  Gross collections were $59.9 million, a 22% increase over the $49.1 million in the same period of the prior year.
  Total revenues were $46.5 million, a 58% increase compared with $29.5 million in the same period of the prior year.
  Net income was $5.9 million compared with $3.1 million in the same period of the prior year, an 90% increase.
  Earnings per fully diluted share were $0.25, a 67% increase over the $0.15 in the same period of the prior year.

“We are very pleased with our third quarter performance, which represents the highest level of net income for any third quarter in the history of the Company,” according to Carl C. Gregory, III, President and CEO of Encore Capital Group, Inc. “We are successfully ramping up our collection efforts on the more profitable non-credit card portfolios, which do not require contingent interest payments. In the third quarter, these portfolios represented 12.4% of our total collections. In the same period from the prior year, non-credit card portfolios represented 4.3% of our total collections. Our success in this area helped drive our largest percentage increase in earnings per share for any quarter this year.”

Financial Highlights

Gross collections for the third quarter 2004 were $59.9 million, an increase of 22.0% over $49.1 million in the third quarter of 2003.

Total revenue for the third quarter 2004 was $46.5 million, up 57.5% from the third quarter of 2003. Revenue recognized, as a percentage of collections, was 77.7% in the third quarter of 2004, compared to 60.2% in the third quarter of 2003.

Total operating expenses for the third quarter 2004 were $28.3 million, compared with $19.5 million in the third quarter of 2003. The increase in total operating expenses is largely volume driven and reflects growth in the costs of legal collections of $4.3 million, a $1.8 million increase in salaries and benefits, investment in the start-up of a new collection channel which amounted to $1.7 million, as well as growth of $0.7 million in insurance costs, compliance costs for Sarbanes-Oxley, SEC reporting fees, legal fees and settlements, and accounting fees.

Pretax cash flow from operations for the third quarter of 2004 was $12.1 million, an increase of 82.1% over the $6.6 million generated in the same period of 2003. (Adjustments to arrive at pre-tax cash flow from operations consisted of income tax payments of $951,000 in the third quarter of 2004 and $269,000 in the third quarter of 2003.) The Company exhausted its Federal net operating loss carry forward in the fourth quarter of 2003 and began to make income tax payments at the statutory rates in 2004.

The Company spent $21.0 million to purchase approximately $721 million in face value of portfolios during the third quarter of 2004, a blended purchase price of 2.91% of face value. Credit card portfolios represented 42.2% of total purchases in the third quarter, and non-credit card portfolios represented the remaining 57.8%. Included in the purchases for third quarter of 2004 is the $13.0 million acquisition of a portfolio representing approximately $421 million in face value that was closed shortly after the quarter started. Approximately 84.1% of this portfolio consists of non-credit card accounts.

The Company spent $19.4 million to purchase approximately $640 million in face value of portfolios during the third quarter of 2003, a blended purchase price of 3.02% of face value.

Organizational Changes

The Company announced the following important organizational changes to ensure that Encore continues to have the breadth of management talent necessary to capitalize on future opportunities.

On October 26, 2004, the Board of Directors elected Richard A. Mandell to the post of Chairman of the Board of Directors. Mr. Mandell has served as a director of the Company and a member of the Audit Committee since 2001. He will continue to serve as Chairman of the Audit Committee.

Eric D. Kogan, who served as Chairman of the Board since May 1998, will continue to serve as a director of the Company.

J. Brandon Black was promoted to the position of President of the Company. Mr. Black will continue to serve as Chief Operating Officer; a position he has held since 2000. Carl C. Gregory, III, who had served as President prior to Mr. Black’s appointment, will continue to serve as Chief Executive Officer, a position he has held since May 2000. In addition, the Board of Directors elected Mr. Gregory to the newly created position of Vice Chairman of the Board.

Mr. Mandell has served as a director of the Company since June 2001. He currently is a private investor and financial consultant. Mr. Mandell was a Vice President — Private Investments of Clariden Asset Management (NY) Inc., a subsidiary of Clariden Bank, a private Swiss bank, from January 1996 until February 1998. From 1982 until June 1995, Mr. Mandell served as a Managing Director of Prudential Securities Incorporated, an investment banking firm. He also serves as a director of Sbarro, Inc. and The Smith & Wollensky Restaurant Group, Inc. Mr. Mandell holds a BSE degree from the Wharton School of the University of Pennsylvania and is a Certified Public Accountant.

Mr.Kogan served as Chairman of the Board of Directors of the Company from February 1998 to October 2004. Since April 2002, Mr. Kogan has been a Partner of Clarion Capital Partners, a private equity firm based in New York. From April 1993 to April 2002, Mr. Kogan was an officer of Triarc Companies, Inc., a holding company and, through its subsidiaries, the franchisor of the Arby’s restaurant system (“Triarc”), and certain of its subsidiaries, most recently serving as Triarc’s Executive Vice President of Corporate Development. Mr. Kogan received his undergraduate degree from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago.

Mr. Gregory has served as a director and Chief Executive Officer of the Company since May 2000 and served as President of the Company from May 2000 to October 2004. Prior to joining the Company, Mr. Gregory was Chairman, President and Chief Executive Officer of West Capital Financial Services Corp. for the period beginning January 1998. Prior to joining West Capital, Mr. Gregory was Managing Partner of American Western Partners, a private investment firm, from January 1996 through January 1998. From 1993 through 1995, Mr. Gregory was Chairman, President and Director of MIP Properties, Inc., a public real estate investment trust. Mr. Gregory received his undergraduate degree in Accounting from Southern Methodist University and an MBA from the University of Southern California.

Mr. Black joined the Company in May 2000 and serves as President and Chief Operating Officer. From March 1998 until joining the Company, Mr. Black was the Senior Vice President of Operations for West Capital Financial Services Corp. Prior to joining West Capital, Mr. Black worked for First Data Resources during the period of September 1997 through April 1998 and for Capital One Financial Corporation from June 1989 until August 1997. Mr. Black received a bachelor’s degree from the College of William and Mary in 1989 and an MBA from the University of Richmond in 1996.

Outlook

Commenting on the outlook for the Company, Mr. Gregory said, “ In 2005, our earnings should benefit significantly, simply due to the lower interest costs associated with our recently announced new revolving credit facility. Our continued efforts to prudently scale the business should generate incremental benefits as well. Because of our management depth and unique analytical approach, we are a nimble company that can effectively implement a number of different operating strategies in order to succeed in a variety of purchasing environments.”

The Company also provided the following information to assist the investment community:

As a result of the new revolving credit facility, the Company anticipates that contingent interest expense will decline beginning in 2005. The Company has forecasted, subject to effects of actual purchases under the line through the end of this year, that its contingent interest expense could be approximately 60-65% of current levels in 2005; 25-30% of current levels in 2006; and will be reduced to minimal amounts beyond 2006.

GAAP Reconciliation

The table included in the attached supplemental financial information is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, fully diluted earnings per share and cash flows from operations to income before taxes, net income, fully diluted earnings per share, and cash flows from operations excluding one-time benefits, and the effects of income taxes with respect to cash flows from operations for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in a normalized comparison of certain key financial results between the periods presented.

Conference Call and Webcast
The Company will hold a conference call today at 2:00 PM Pacific time / 5:00 P.M. Eastern time to discuss the third quarter results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation and to access a slide presentation containing financial information that will be discussed in the conference call, log on at the Investor Relations page of the Company’s web site at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

About Encore Capital Group, Inc.

Encore Capital Group, Inc. is an accounts receivable management firm that specializes in purchasing charged-off and defaulted consumer debt. More information on the company can be found at www.encorecapitalgroup.com.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believes,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, projections of revenues, income or loss; estimates of capital expenditures; plans for future operations, products or services; and financing needs or plans, as well as assumptions relating to those matters. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and our subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could affect the Company’s results and cause them to materially differ from those contained in the forward-looking statements include: the Company’s ability to purchase receivables portfolios on acceptable terms and in sufficient quantities; the availability and cost of financing; the Company’s ability to recover sufficient amounts on or with respect to receivables to fund operations; the Company’s continued servicing of receivables in its third party financing transactions; the Company’s ability to hire and retain qualified personnel to recover on its receivables efficiently; changes in, or failure to comply with, government regulations; the costs, uncertainties and other effects of legal and administrative proceedings; and risk factors and cautionary statements made in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2003 Forward-looking statements speak only as of the date the statement was made. They are inherently subject to risks and uncertainties, some of which the Company cannot predict or quantify. Future events and actual results could differ materially from the forward-looking statements. The Company will not undertake and specifically declines any obligation to publicly release the result of any revisions to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, whether as the result of new information, future events or for any other reason. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and the Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:

Encore Capital Group, Inc. (Shareholders/Analysts)
Carl C. Gregory, III, 858-309-6961
carl.gregory@encorecapitalgroup.com

or

Financial Relations Board (Press)
Tony Rossi, 310-407-6563 (Investor Relations)
trossi@financialrelationsboard.com

SOURCE: Encore Capital Group, Inc.

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ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)

	September 30, 2004 (Unaudited)	December 31, 2003 (A)

Assets
Cash and cash equivalents	$44,131	$38,612
Restricted cash	3,549	842
Investment in receivable portfolios, net	99,282	89,136
Investment in retained interest	–	1,231
Property and equipment, net	2,812	2,786
Prepaid income tax	3,291	–
Deferred tax assets, net	–	1,358
Other assets	6,166	4,320

Total assets	$159,231	$138,285

Liabilities and stockholders' equity
Liabilities
Accounts payable and accrued liabilities	$14,029	$11,644
Accrued profit sharing arrangement	20,272	12,749
Income tax payable	–	883
Notes payable and other borrowings	34,374	41,178
Capital lease obligations	306	460
Deferred tax liability, net	525	–

Total liabilities	69,506	66,914

Commitments and contingencies

Stockholders' equity
Preferred stock, $.01 par value, 5,000 shares
authorized, and no shares issued and outstanding	–	–
Common stock, $.01 par value, 50,000 shares
authorized, 22,116 shares and 22,003 shares
issued and outstanding as of September 30, 2004
and December 31, 2003, respectively	221	220
Additional paid-in capital	66,272	65,387
Accumulated earnings	23,150	5,658
Accumulated other comprehensive income	82	106

Total stockholders' equity	89,725	71,371

Total liabilities and stockholders' equity	$159,231	$138,285

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2004	2003	2004	2003

Revenues
Revenue from receivable portfolios	$45,186	$29,148	$129,883	$84,405
Revenue from retained interest	1,194	59	2,020	272
Servicing fees and other related revenue	143	332	594	1,375

Total revenues	46,523	29,539	132,497	86,052

Operating expenses
Salaries and employee benefits	11,712	9,872	35,188	29,001
Other operating expenses	3,652	3,393	10,461	8,404
Collection agency commissions	1,660	–	3,201	–
Cost of legal collections	8,326	3,983	20,529	11,502
General and administrative expenses	2,470	1,712	6,277	4,725
Depreciation and amortization	495	507	1,412	1,521

Total operating expenses	28,315	19,467	77,068	55,153

Income before other income (expense)
and income taxes	18,208	10,072	55,429	30,899
Other income (expense)
Interest expense	(8,570)	(4,903)	(26,829)	(13,857)
Other income	252	21	572	7,310

Income before income taxes	9,890	5,190	29,172	24,352
Provision for income taxes	(4,008)	(2,086)	(11,680)	(9,773)

Net income	5,882	3,104	17,492	14,579

Preferred stock dividends	–	(125)	–	(376)

Net income available to common stockholders	$5,882	$2,979	$17,492	$14,203

Weighted average shares outstanding	22,091	7,435	22,054	7,422
Incremental shares from assumed conversion
of warrants, options, and preferred stock	1,380	12,762	1,396	12,577

Adjusted weighted average share outstanding	23,471	20,197	23,450	19,999

Earnings per share – Basic	$0.27	$0.40	$0.79	$1.91

Earnings per share - Diluted	$0.25	$0.15	$0.75	$0.73

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statement of Stockholders' Equity
(Unaudited, In Thousands)

	Common Stock		Additional Paid-In	Accumulated	Accumulated Other Comprehensive
	Shares	Par	Capital	Earnings	Income	Total

Balances at December 31, 2003	22,003	$220	$65,387	$5,658	$106	$71,371
Net income	–	–	–	17,492	–	17,492
Other comprehensive income - unrealized gain on
non-qualified deferred compensation plan assets	–	–	–	–	12	12
Other comprehensive loss - decrease in unrealized gain
on investment in retained interest, net of tax	–	–	–	–	(36)	(36)

Comprehensive income						17,468
Exercise of stock options	113	1	104	–	–	105
Tax benefits related to stock option exercises	–	–	699	–	–	699
Amortization of stock options issued at below market	–	–	82	–	–	82

Balances at September 30, 2004	22,116	$221	$66,272	$23,150	$82	$89,725

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Nine Months Ended September 30,

	2004	2003

Operating activities
Gross collections	$181,301	$142,828
Proceeds from litigation settlement	–	11,100
Less:
Amounts collected on behalf of third parties	(1,968)	(3,982)
Amounts applied to principal on receivable portfolios	(46,235)	(48,715)
Amounts applied to principal of securitization 98-1	(1,195)	(5,453)
Litigation settlement proceeds applied to principal
of receivable portfolios	–	(692)
Legal and other costs related to litigation settlement	–	(3,198)
Servicing fees	594	1,375
Operating expenses
Salaries and employee benefits	(34,431)	(28,777)
Other operating expenses	(10,696)	(8,429)
Cost of legal collections	(20,529)	(11,502)
Collection agency commissions	(3,201)	–
General and administrative	(5,712)	(4,491)
Interest payments	(1,918)	(4,581)
Contingent interest payments	(17,327)	(10,806)
Other income	572	100
Decrease (increase) in restricted cash	(2,706)	2,360
Income taxes	(13,295)	(1,077)

Net cash provided by operating activities	23,254	26,060

Investing activities
Purchases of receivable portfolios	(57,246)	(64,423)
Collections applied to principal of receivable portfolios	46,235	48,715
Collections applied to principal of securitization 98-1	1,195	5,453
Litigation settlement proceeds applied to principal
of receivable portfolios	–	692
Proceeds from put-backs of receivable portfolios	865	687
Purchases of property and equipment	(1,438)	(594)

Net cash used in investing activities	(10,389)	(9,470)

Financing activities
Proceeds from notes payable and other borrowings	37,326	56,489
Repayment of notes payable and other borrowings	(44,130)	(62,227)
Capitalized loan costs	(494)	–
Proceeds from exercise of common stock options	105	17
Payment of preferred dividend	–	(375)
Repayment of capital lease obligations	(153)	(363)

Net cash used in financing activities	(7,346)	(6,459)

Net increase in cash	5,519	10,131
Cash, beginning of period	38,612	752

Cash, end of period	$44,131	$10,883

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows (cont.)
Reconciliation of Net Income to Net Cash Provided by Operating Activities
(Unaudited, In Thousands)

	Nine Months Ended September 30,

	2004	2003

Net income	$17,492	$14,579
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	1,412	1,521
Amortization of loan costs and debt discount	65	206
Tax benefits from stock option exercises	699	–
Amortization of stock based compensation	82	–
Deferred income tax expense (benefit)	1,883	6,851
Changes in operating assets and liabilities
Decrease (increase) in restricted cash	(2,706)	2,360
Increase in prepaid income tax	(4,174)	–
Increase in other assets	(1,418)	(895)
Increase in accrued profit sharing arrangement	7,523	180
Increase in accounts payable and accrued liabilities	2,396	1,258

Net cash provided by operating activities	$23,254	$26,060

Supplemental schedule of non-cash investing activities:

Property and equipment acquired under capital leases	$–	$542

Supplemental Financial Information
The following table is a reconciliation of generally accepted accounting principles in the United States of America (“GAAP”) income before taxes, net income, fully diluted earnings per share and cash flows from operations to income before taxes, net income, fully diluted earnings per share and cash flows from operations, excluding one-time benefits, and the effects of income taxes with respect to cash flows from operations for the periods presented. We believe that these non-GAAP financial measures provide useful information to investors about our results of operations because the elimination of one-time benefits that are included in the GAAP financial measures results in an enhanced comparability of certain key financial results between the periods presented (in thousands, except per share amounts and percentages):

	Nine Months Ended September 30,

	2004	2003

Income Before Taxes:
GAAP, as reported	$29,172	$24,352
Gain on settlement of litigation[1]	–	(7,210)

Income before taxes, excluding
one-time benefit	$29,172	$17,142

Percentage increase over prior period	70.2%

Net Income:
GAAP, as reported	$17,492	$14,579
Gain on settlement of litigation[1]	–	(4,376)

Net income, excluding
one-time benefit	$17,492	$10,203

Percentage increase over prior period	71.4%

Fully Diluted Earnings Per Share:
GAAP, as reported	$0.75	$0.73
Gain on settlement of litigation[1]	–	(0.22)

Fully diluted earnings per share,
excluding one-time benefit	$0.75	$0.51

Percentage increase over prior period	47.1%

Cash Flow From Operations:
GAAP, as reported	$23,254	$26,060
Income taxes paid	13,295	1,077

Pre-tax cash flows from operations	36,549	27,137
Proceeds from litigation settlement[1]	–	(11,100)
Legal and other costs related to
litigation settlement[1]	–	3,198
Litigation proceeds applied to portfolio[1]	–	692

Pre-tax cash flow from operations	$36,549	$19,927
excluding one-time benefit

Percentage increase over prior period	83.4%

[1] This is the result of a net pretax gain of $7.2 million, a net after-tax gain of $4.4 million, or $0.22 per fully diluted share associated with a litigation settlement during the first quarter of 2003.